Exhibit 99.2

 Two Harbors Investment Corp. Investor Call A p r i l 2 6 , 2 0 1 8

 Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, and may include, but are not limited to, statements about the anticipated benefits of the proposed merger between Two Harbors Investment Corp. (“Two Harbors”) and CYS Investments, Inc. (“CYS”), including future financial and operating results, the attractiveness of the value to be received by CYS stockholders, the attractiveness of the value to be received by Two Harbors, the combined company’s plans, objectives, expectations and intentions, the timing of future events, anticipated administrative and operating synergies, the anticipated impact of the merger on net debt ratios, cost of capital, future dividend payment rates, forecasts of earnings or performance measures, expected sources of financing, and descriptions relating to these expectations. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to expected synergies, improved liquidity and balance sheet strength—are forward-looking statements. Pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The ability of Two Harbors and CYS to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although Two Harbors and CYS believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the companies can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Two Harbors nor CYS undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is discussed in reports filed with the Securities and Exchange Commission by Two Harbors and CYS from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements concerning Two Harbors or CYS or matters attributable to Two Harbors or CYS or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2 transaction-related adjustments, divided by each respective company’s number of shares of common stock issued and outstanding, including shares issuable upon the vesting of restricted stock. Transaction Summary O V E R V I E W O F T R A N S A C T I O N • Proposed acquisition of CYS Investments, Inc. (NYSE: CYS), a publicly traded mortgage REIT • CYS stockholders will receive Two Harbors shares as well as an aggregate cash consideration of $15 million – The number of Two Harbors shares will be based on an exchange ratio to be determined by dividing 96.75% of CYS’ adjusted book value per share by 94.20% of Two Harbors’ adjusted book value per share(1) – For illustrative purposes, assuming the merger occurs and the exchange ratio was based on March 31, 2018 adjusted book value per share(1), CYS stockholders would receive $7.79 of combined cash and stock consideration per share of CYS common stock owned, which represents a premium of approximately 17.7% over the CYS closing price per share on April 25, 2018 – The actual exchange ratio for the merger will be publicly announced at least five business days prior to the required stockholder votes on the merger • Following the closing all senior management positions will be held by Two Harbors personnel and Two Harbors’ Board of Directors will be expanded to include two additional independent directors from CYS Investments’ current board, James Stern and Karen Hammond • Two Harbors intends to maintain a quarterly dividend of $0.47 per share through 2018 (after transaction closes), subject to market conditions and the approval and discretion of Two Harbors’ Board of Directors • Anticipate a reduction in Two Harbors’ other operating expense ratio • Expect modest near-term dilution to Two Harbors’ book value of less than 2% S T R O N G S T O C K H O L D E R C O M M I T M E N T • Approximately $28 million stockholder contribution from external manager – For the first year after the closing of the merger, PRCM Advisers LLC, a subsidiary of Pine River Capital Management L.P. and Two Harbors’ external manager, will reduce its base management fee with respect to the additional equity under management resulting from the merger from 1.5% of stockholders’ equity per annum to 0.75% through the first anniversary of the closing of the merger – PRCM Advisers has agreed to a one-time post-closing $15 million downward adjustment in management fees payable to PRCM Advisers by Two Harbors for the quarter in which the merger closes; this adjustment will offset the $15 million cash merger consideration Two Harbors is paying CYS stockholders – PRCM Advisers has also agreed to a post-closing downward adjustment of up to $3.3 million to reimburse Two Harbors for certain transaction related expenses 1) Adjusted Book Value Per Share equals each respective company’s total consolidated common stockholders’ equity reflecting deduction of preferred stock liquidation preference, after giving pro forma effect for any dividends or other distributions for which the record date is after the exchange ratio determination date but prior to the closing of the merger and as modified for potential3

 Anticipated Benefits for Two Harbors Stockholders From the Merger Additional capital supports continued growth in target assets: A larger capital base will support the continued growth across Two Harbors’ target assets and positions Two Harbors to take advantage of market opportunities as they arise. Improved cost structure: Expect that the combination of Two Harbors and CYS will create cost efficiencies and decrease Two Harbors’ other operating expense ratio by 30 to 40 basis points. Additionally, PRCM Advisers’ agreement to reduce its base management fee on the new CYS equity will further enhance operating cost efficiencies in the first year following the close of the transaction. Expect to maintain $0.47 per share quarterly dividend: Following the close of the transaction, Two Harbors anticipates that its current quarterly dividend of $0.47 will be sustainable through 2018, subject to market conditions and the discretion and approval of the Board of Directors. Enhanced scale and liquidity with potential for premium valuation: With a pro forma equity base of nearly $5.0 billion, Two Harbors stockholders will benefit from the scale, liquidity and capital alternatives of a larger combined company. Additionally, larger capitalized mortgage REITs have historically carried premium valuations. Anticipate improved Agency spreads in 2018: If so, Two Harbors believes this deal will be accretive to earnings and endorses the capital raising attendant to this transaction. 4 not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Benefits for CYS Investments, Inc. Stockholders From the Merger Enhanced scale and liquidity: CYS stockholders will benefit from increased operating scale, liquidity and capital alternatives available to a larger combined company. Meaningful premium to CYS stockholders: Based on March 31, 2018 adjusted book values per share(1), CYS stockholders would receive $7.79 of combined cash and stock consideration per share of CYS common stock, which represents a premium of approximately 17.7% over the CYS closing price per share on April 25, 2018. Benefit from a more diversified business model: Two Harbors’ hybrid business model is positioned to withstand periods of market volatility and is comprised of a mix of asset classes and a platform that is challenging to replicate. Two Harbors’ portfolio includes a Rates strategy, comprised of Agency RMBS paired with mortgage servicing rights (“MSR”), and a Credit strategy, comprised primarily of deeply discounted, legacy non-Agency RMBS. Strong stewards of capital: Two Harbors has a history of being strong stewards of its stockholders capital. Since 2009, Two Harbors has outperformed its peer group by over 75% on a total stockholder return basis(2) and has grown book value by 20.1% with less volatility.(3) Additionally, Two Harbors has a stock repurchase program in place to support its stock. 1) Adjusted Book Value Per Share equals each respective company’s total consolidated common stockholders’ equity reflecting deduction of preferred stock liquidation preference, after giving pro forma effect for any dividends or other distributions for which the record date is after the exchange ratio determination date but prior to the closing of the merger and as modified for potential transaction-related adjustments, divided by each respective company’s number of shares of common stock issued and outstanding, including shares issuable upon the vesting of restricted stock. 2) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 3) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company’s inception, whichever is later, through December 31, 2017. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point Mortgage Trust Inc. common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE and NLY. Peer book value figures are based on publicly reported data and have5

Overview of Investment Portfolios

TWO PORTFOLIO AS OF MARCH 31, 2018



Non-Agency, 13.4%
MSR, 5.9%
Agency, 80.7%
Agency
MSR
Non-Agency

Capital Allocation	March 31, 2018
Rates[1]	69%
Credit[2]	31%

CYS PORTFOLIO AS OF MARCH 31, 2018



20-Year Fixed Rate 0.2%
15-Year Fixed Rate 37.1%
30-Year Fixed Rate 59.0%
Hybrid ARMs 3.7%
30-Year Fixed Rate
Hybrid ARMs
15-Year Fixed Rate
20-Year Fixed Rate

Capital Allocation	March 31, 2018
Agency	100%

✓ Expect to redeploy capital into target assets of Agency RMBS (primarily 30-year fixed and specified pools), MSR and residential credit

(1) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets.
(2) Assets in "Credit" include non-Agency securities and other credit sensitive assets.

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Two Harbors' Projected Capital Allocation

ADDITIONAL CAPITAL SUPPORTS CONTINUED GROWTH IN TARGET ASSETS

- The combination of the Rates(1) and Credit(2) strategies afford opportunity to drive strong returns with lower volatility
- Anticipate approximately 50% of capital will be allocated to MSR and residential credit

	Targeted ROEs	Expected Capital Allocation	Key Objectives	Market Dynamics and Potential Opportunities
Rates(1)	10-15%	70%	• Continue to focus on pairing new issue MSR with Agency RMBS • MSR is a significant component of Rates strategy to hedge interest rate and mortgage basis risk	• Agency RMBS are highly liquid and financeable • Fed balance sheet reduction could make spreads more attractive • Better financing options for MSR
Credit (2)	9-14%	30%	• Portfolio positioned to benefit from strong underlying fundamentals • Take advantage of credit opportunities in legacy or newer markets	• Legacy market is approximately $560 billion; significant upside still available • Other markets provide opportunity; NPL, SFR and CRT markets are $130 billion and growing(3)

(1) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets.
(2) Assets in "Credit" include non-Agency securities and other credit sensitive assets.
1) "NPL" is non performing loans, "SFR" is single family rental, and "CRT" is GSE credit risk transfer securities.

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 Two Harbors Investment Corp. Overview A L E AD I N G H Y B R I D M O R T G AG E R E I T Residentially-focused mortgage REIT formed in 2009 Substantial total stockholder return outperformance since its inception relative to peers Proven stability in book value, especially during volatile periods Sophisticated and differentiated approach to risk management and hedging Strong stewards of stockholder capital; share repurchase program in place with capacity to repurchase 25.4 million shares Diversified financing profile and strong balance sheet 8

Two Harbors Snapshot

$2.8 billion
market capitalization

$3.6 billion
stockholders' equity

$22.4 billion
hybrid portfolio comprised of Rates and Credit strategies(1)

209%
total stockholder return since inception(2)

20.1%
substantial book value growth since inception(3)

-1.8%
difference in book value volatility compared to mortgage REIT average since inception(3)

KEY DIFFERENTIATING FACTORS

✓ Strategy of pairing MSR with Agency RMBS

✓ Utilize variety of instruments to hedge interest rate exposure

✓ Unique portfolio of legacy non-Agency securities

1) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets. Assets in "Credit" include non-Agency securities and other credit sensitive assets.
2) Two Harbors' total stockholder return calculated for the period October 29, 2009 through December 31, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.
3) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company's inception, whichever is later, through December 31, 2017. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust ("Silver Bay") and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE and NLY. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.

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Proven Book Value Stability…

BOOK VALUE STABILITY AND GROWTH

- Book value has grown by 20.1% since inception through December 31, 2017, when adjusted to include the value of the Granite Point and Silver Bay stock distributions to Two Harbors stockholders(1)(2)
- Peer average over same time period is (23.3%)(1)(3)



20.1%(1)(2)
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
(65.0%)
TWO
Co. A
Co. B
Co. C
Co. D
Co. E
Co. F
Co. G
Co. H

1) Book value growth since our inception is measured from December 31, 2009 through December 31, 2017.
2) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.
3) Companies A-H and peer average represent comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.

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…Particularly Through Volatile Times

REFLECTS SOPHISTICATED APPROACH TO RISK MANAGEMENT AND HEDGING

- Proven stability of book value through times of volatility: in the 2013 "taper tantrum" Two Harbors outperformed its peers by over 1,700 basis points(1)(2)



2013 Annual Return on Book Value
12.0%
8.0%
4.0%
0.0%
(4.0%)
(8.0%)
(12.0%)
10.4%(1)
(7.2%)(1)(2)
TWO
Peer Average

- Importantly, these results were achieved with less book value volatility than comparable mortgage REIT peers

	Mortgage REIT Average(4)	TWO(5)	Difference
Book value volatility since inception(3)	11.6%	9.8%	(1.8%)
Book value volatility in 2013(3)	8.9%	2.9%	(6.0%)
Book value volatility in 2016(3)	3.5%	1.5%	(2.0%)

1) Return on book value for 2013 measured from 12/31/2012 to 12/31/2013.
2) Peer average represents comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.
3) Book value volatility since our inception is measured from 12/31/2009 or the company's inception, whichever is later, through 12/31/2017. Book value volatility for 2013 is measured from 12/31/2012 to 12/31/2013 and for 2016 is measured from 12/31/2015 through 12/31/2016. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.
4) Mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE and NLY .
5) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.

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